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                                                                    Exhibit 99.1

                              AMENDED AND RESTATED

                                   CD&L, INC.

                             2002 STOCK OPTION PLAN

                            FOR INDEPENDENT DIRECTORS

                (AS AMENDED AND RESTATED THROUGH APRIL 22, 2005)


1.  PURPOSE OF THE 2002 STOCK OPTION PLAN FOR INDEPENDENT DIRECTORS.

         CD&L, Inc. (the "Company") desires to attract and retain the most qualified available individuals to serve as independent directors of the Company and to encourage the highest level of participation by those persons in the Company's achievement of its strategic goals. The 2002 Stock Option Plan for Independent Directors (the "Director Plan") is intended to contribute significantly to the attainment of these objectives, by (i) providing long-term incentives and rewards to all non-employee directors of the Company, (ii) assisting the Company in attracting and retaining independent directors with experience and ability and (iii) associating more closely the interests of such directors with those of the Company's stockholders.

         Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934 (the "1934 Act"). To the extent any provision of the Director Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

2.  DEFINITIONS.

         As used herein, the following definitions shall apply.

         (a) "Annual Date" shall mean the first day on which the Common Stock is traded on the American Stock Exchange (or the Company's principal securities exchange or over-the-counter if the Common Stock is no longer traded on the American Stock Exchange) in July of each year.

         (b) "Board" shall mean the Board of Directors of the Company.

         (c) A "Change in Control Event" shall be deemed to have occurred if:

                  (i) Any person, firm or corporation acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition, the acquirer has Beneficial Ownership of voting securities representing 50% or more of the total voting power of all the then-outstanding voting securities of the Company;


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                  (ii) the individuals (A) who, as of the date hereof constitute the Board (the "Original Directors") or (B) who hereafter are elected to the Board and whose election, or nomination for election, to the Board is approved by a vote of at least 2/3 of the Original Directors then still in office (such Directors being called "Additional Original Directors") or (C) who are elected to the Board and whose election or nomination for election to the Board is approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board;

                  (iii) The stockholders of the Company shall approve a merger, consolidation, recapitalization or reorganization of the Company or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

                  (iv) The stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e. 50% or more in value of the total assets of the Company).

         (d) "Code" shall mean the Internal Revenue code of 1986, as amended.

         (e) "Committee" shall mean the stock option committee appointed by the Board in accordance with Paragraph 4 of the Director Plan.

         (f) "Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

         (g) "Employee" shall mean any person employed on a full-time basis by the Company or any present or future Subsidiary of the Company.

         (h) "Fair Market Value" of a share of Common Stock shall be determined as set forth in Paragraph 7(b) of the Director Plan.

         (i) "Independent Director" shall mean any member of the Board, who, on any Annual Date, is not an Employee.

         (j) "Option" shall mean the right, granted pursuant to Paragraph 6 of the Director Plan, to purchase one or more shares of Common Stock.

         (k) "Optionee" shall mean any person who receives an Option under the Director Plan.


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         (l) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 424(f) and (g) of the Code.

3.  SCOPE AND DURATION OF THE DIRECTOR PLAN.

         Under the Director Plan Options to purchase Common Stock of the Company shall be granted. An aggregate of 500,000 shares of Common Stock may be granted under the Director Plan. Upon exercise of Options granted under the Director Plan, Optionees may receive authorized but unissued shares of Common Stock or shares of Common Stock which shall have been or which may be reacquired by the Company, as the Board of Directors of the Company shall from time to time determine. Such aggregate numbers shall be subject to adjustment as provided in Paragraph 13. If an Option shall expire or terminate for any reason without having been exercised in full, the shares of Common Stock represented by the portion thereof not so exercised or surrendered shall (unless the Director Plan shall have been terminated) become available for other options under the Director Plan. No Option shall be granted under the Director Plan more than ten years after the adoption of the Director Plan by the Board. The grant of an Option is sometimes referred to as an Award thereof.

4.  ADMINISTRATION OF THE DIRECTOR PLAN.

         The Board shall appoint a committee of the Board (the "Committee") to administer the Director Plan. The Committee shall consist of not less than three Directors, one of whom shall be appointed Chairperson, and none of whom shall be Independent Directors.

         The Committee shall have authority in its discretion, subject to and not inconsistent with the express provisions of the Director Plan, to interpret the Director Plan; to prescribe, amend and rescind rules and regulations relating to the Director Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving Options qualify, to the maximum extent possible, for exemptions under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Securities Exchange Act of 1934, as amended; and to make all other determinations it may deem necessary or advisable for the administration of the Director Plan. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Director Plan or any Option granted under it.

5.  ELIGIBILITY.

         (a) The only persons eligible to receive Options under the Plan shall be persons who, on an Annual Date, constitute Independent Directors.

         (b) No member of the Committee shall be eligible to receive Options under the Plan while serving on the Committee.


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6.  AUTOMATIC GRANT.

         The Company shall grant to each Independent Director an Option to purchase 8,000 shares of Common Stock (subject to adjustment pursuant to Paragraph 13 hereof) on each Annual Date.

7.  OPTION PRICE.

         (a) The purchase price per share of the Common Stock covered by each Option shall be the Fair Market Value of a share of the Common Stock on the date the Option is granted.

         (b) If, at the time an Option is granted, the Common Stock is publicly traded, such fair market value shall be the closing price (or the mean of the closing or last bid and asked prices) of a share of Common Stock on such date as reported in the Wall Street Journal (or a publication or qualifying service deemed equivalent to the Wall Street Journal for such purpose by the Committee) for the over-the-counter market or for any national securities exchange or other securities market which at the time is included in the stock price quotations of such publication. In the event that the Committee shall determine such stock price quotation is not representative of fair market value by reason of the lack of a significant number of recent transactions or otherwise, the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances. If, at the time an Option is granted, the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value, which determination shall be final and binding for all purposes hereunder.

8.  TERM OF OPTIONS.

         Subject to earlier termination as provided in Paragraphs 11 and 12 and subject to acceleration as provided in Paragraph 13, the term of each Option shall be ten years from the date of grant.

9.  EXERCISE OF OPTIONS.

         (a) An Option granted to an Independent Director under the Director Plan shall become fully exercisable as to 100% of the shares of Common Stock covered thereby one year after the date of grant.

         (b) An Option may be exercised as to any or all full shares of Common Stock as to which the option is then exercisable.

         (c) The purchase price of the shares of Common Stock as to which an Option is exercised shall be paid in full in cash at the time of exercise, provided that the purchase price may be paid, in whole or in part, by surrender or delivery to the Company of securities of the Company having a Fair Market Value on the date of the exercise equal to the portion of the purchase price being so paid. In addition, the holder shall, upon notification of the amount due and prior to or concurrently with delivery to the holder of a certificate representing such shares of Common Stock, pay promptly any amount necessary to satisfy applicable Federal, state or local tax and/or withholding requirements.


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         (d) Except as provided in Paragraphs 11 and 12, no Option may be exercised unless the holder thereof is then a director of the Company.

         (e) The Option holder shall have the rights of a stockholder with respect to shares of Common Stock covered by an Option only upon becoming the holder of record of such shares of Common Stock.

10.  NONTRANSFERABILITY OF OPTIONS.

         No Options granted under the Director Plan shall be transferable other than by will or by the laws of descent and distribution. Options may be exercised, during the lifetime of the holder, only by the holder.

11.  TERMINATION OF RELATIONSHIP TO THE COMPANY.

         (a) In the event that any holder who has served as a director for less than three consecutive years shall cease to be a director, except as set forth in Paragraph 12 or upon removal for cause, such Option (subject to the provisions of the Director Plan) may be exercised (to the extent that the holder was entitled to exercise at the termination of his service as a director) at any time within three months after such termination. In the event that any holder who has served as a director for a period of three consecutive years or more shall cease to be a director for any reason, the Option (to the extent it was exercisable at the termination of the director's service) shall remain exercisable until the expiration date of the Option (i.e. ten years after the grant date).

         (b) Other than as provided in Paragraph 11(a), Options granted under the Director Plan shall not be affected by any change of duties or position so long as the holder continues to be a director of the Company.

         (c) Nothing in the Director Plan or in any Option granted pursuant to the Director Plan shall confer upon any individual any right to continue as a director of the Company, or affect the right of the Company or its shareholders to terminate his directorship at any time.

         (d) Upon removal for cause, an Option shall terminate immediately.

12.  DEATH OR DISABILITY OF HOLDER.

         If a person to whom an Option has been granted under the Director Plan shall:

                  (a) die (i) while serving as a director of the Company or (ii) within three months after the termination of such position (other than termination for cause or, voluntarily on his part and without the consent of the Company, he terminates his director position with the Company, which consent shall be presumed in the case of retirement), or


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         (b) become permanently and totally disabled within the meaning of
Section 22(e)(3) of the Code while serving as a director,

then if the Option was otherwise exercisable at the time of the happening of such event, such Option may be exercised as set forth herein by the holder or, in the event of death, by the person or persons to whom the holder's rights under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, the period for exercise to the extent provided in Paragraph 11 shall be extended to one year in the case of the permanent and total disability or two years in the case of the death of the holder, but not more than 10 years after the date such Option was granted. Notwithstanding the above, in the event that any holder who has served as a director for a period of three consecutive years or more shall cease to be a director for reasons of death or disability, the Option (to the extent it was exercisable at the termination of the director's service) shall remain exercisable by the holder or his lawful heirs, executors or administrators until the expiration date of the Option (i.e. ten years after the grant date).

13.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         Notwithstanding any other provision of the Director Plan, each agreement setting forth the grant of an Option hereunder may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares of Common Stock covered by such Option, the Option prices and the number of shares of Common Stock as to which Options shall be exercisable at any time, in the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, split-downs, reverse splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, spin-offs, reorganizations, liquidations and the like. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number of shares of Common Stock as to which Options may be granted under the Director Plan to any director shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event of the dissolution, liquidation, merger or consolidation of the Company or a sale of all or substantially all of the assets of the Company, or upon any other Change in Control Event, then the Committee shall determine, in its sole discretion, either (i) to provide for the immediate exercisability of all outstanding Options (immediately prior to or upon the consummation of the Change in Control Event) or (ii) to pay the Optionees on the date of the consummation of such Change in Control Event, in consideration for the cancellation of the Options, cash equal to the aggregate difference between the Fair Market Value of the shares of Common Stock subject to the outstanding Options on the date such Change in Control Event occurs and the exercise price of the outstanding Options.

14.  EFFECTIVENESS OF THE DIRECTOR PLAN.

         The Director Plan as adopted by the Board on September 19, 2002 shall become effective as of January 1, 2002 subject to approval by the shareholders within one year of the date of approval by the Board. If any options are granted under the Director Plan and shareholder approval is not timely obtained, all options granted hereunder on and after the effective date shall be void. The exercise of the Options under the Director Plan shall be subject to the condition that at the time of exercise a registration statement under the Securities Act of 1933 with respect to such shares of Common Stock shall be effective, or other provision satisfactory to the Committee shall have been made so that shares of Common Stock may be issued without violation of such Act. If the shares of Common Stock issuable upon exercise of an Option are not registered under such Act, and if the Committee shall deem it advisable, the Optionee may be required to represent and agree in writing (i) that any shares of Common Stock acquired pursuant to the Director Plan will not be sold except pursuant to an effective registration statement under such Act or an exemption from the registration provisions of the Act and (ii) that such Optionee will be acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof.


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15.  TERMINATION AND AMENDMENT OF THE DIRECTOR PLAN.

         The Board of Directors of the Company may, at any time prior to the termination of the Director Plan, suspend, terminate, modify or amend the Director Plan; provided that any increase in the aggregate number of shares of Common Stock reserved for issue upon the exercise of Options, any increase in the maximum number of shares of Common Stock reserved for issue upon the exercise of Options, any increase in the maximum number of shares of Common Stock for which Options may be granted to any director, any reduction in the purchase price of Common Stock covered by any Option, any extension of the period during which Options may be granted or exercised, or any material modification in the requirements as to eligibility for participation in the Director Plan, shall be subject to the approval of stockholders, except that any such increase, reduction or change that may result from adjustments authorized by Paragraph 13 shall not require such approval. No suspension, termination, modification or amendment the Director Plan may, without the express written consent of the director to whom an Option shall theretofore have been granted, adversely affect the rights of such director under such Option.

16.  SEVERABILITY.

         In the event that any one or more provisions of the Director Plan or any agreement pursuant to which an Option is granted, or any action taken pursuant to the Director Plan or such agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Director Plan or of such or any other agreement but in such particular jurisdiction and instance the Director Plan and the affected agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

17.  CONDITIONS UPON ISSUANCE OF SHARES.

         Shares of Common Stock shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange upon which the shares may then be listed or any national securities association maintaining a market in which the shares are then included.


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         The inability of the Company to obtain any approval or consent from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such shares.

         As a condition to the exercise of any Option, the Company may require the person exercising the Option to make such representations and warranties, and to agree to any restrictions with respect to the sale of the shares of Common Stock issuable upon the exercise, as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

18.  SUNDAY OR HOLIDAY.

         In the event that the time for the performance of any action or the giving of any notice is called for under the Plan within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next day following such Sunday or legal holiday which is not a Sunday or legal holiday.

19.  GOVERNING LAW.

         The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.


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